As filed with the Securities and Exchange Commission on November 12, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LISATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2343568
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
P.O. Box 173
Liberty Corner, NJ 07938
(Address of principal executive offices) (Zip code)

Marea Therapeutics, Inc. 2024 Stock Option and Grant Plan
M2 Therapeutics, Inc. 2025 Stock Option and Grant Plan
(Full title of the plan)

David J. Mazzo, Ph.D.
Chief Executive Officer
Lisata Therapeutics, Inc.
P.O. Box 173
Liberty Corner, NJ 07938
(908) 842-0100
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

 Daniel Bagliebter, Esq.
Jeffrey Schultz, Esq.
 Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
919 Third Avenue
New York, NY 10022
(212) 935-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐¨

EXPLANATORY NOTE

Pursuant to the Agreement and Plan of Merger, dated as of September 17, 2026 (the “Merger Agreement”), by and among Lisata Therapeutics, Inc. (the “Registrant”), Marea Therapeutics, Inc. (“Marea”), Mariner Merger Sub I, Inc., a wholly owned subsidiary of the Registrant (“First Merger Sub”), and Mariner Merger Sub II, LLC, a wholly owned subsidiary of the Registrant (“Second Merger Sub”), on September 17, 2026 (the “Closing Date”), First Merger Sub merged with and into Marea, pursuant to which Marea was the surviving corporation and became a wholly owned subsidiary of the Registrant (the “First Merger”) and, immediately following the First Merger, Marea merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (together with the First Merger, the “Merger”).

In accordance with the Merger Agreement, upon the effective time of the Merger, each outstanding option to purchase shares of common stock of Marea (each, a “Marea Option”) originally granted under (i) Marea’s 2024 Stock Option and Grant Plan (the “2024 Plan”) or (ii) the M2 Therapeutics, Inc. 2025 Stock Option and Grant Plan (the “2025 Plan” and together with the 2024 Plan, the “Plans”) was assumed by the Registrant and was converted into, and became, a stock option to purchase shares of Series C convertible preferred stock of the Registrant (“Series C Preferred Stock”).

The Registrant is filing this Registration Statement on Form S-8 (this “Registration Statement”) for the purpose of registering 22,801,406 shares of common stock issuable upon the conversion of the shares of Series C Preferred Stock issuable upon exercise of Marea Options under the Plans, which were assumed in connection with the Merger.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

 Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (“SEC”):

(a)
Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 12, 2026, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2025, filed with the SEC on April 28, 2026;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the Commission on May 11, 2026 and August 6, 2026, respectively;

(c)
Current Reports on Form 8-K, which were filed with the SEC on April 3, 2026, April 15, 2026, May 4, 2026, May 29, 2026, June 1, 2026, July 17, 2026, July 24, 2026, August 4, 2026, September 17, 2026 (as amended on November 12, 2026), October 14, 2026 and November 9, 2026 (except that, with respect to the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference); and

(d)
The description of the Registrant’s Securities, which is registered under Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), described in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2025, filed with the SEC on April 28, 2026 including all amendments or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation permits indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and executive officers whereby it has agreed to indemnify its directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee or agent of the Registrant, provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interest of the Registrant.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his capacity as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

2.1‡
Agreement and Plan of Merger, dated September 17, 2026, by and among Lisata Therapeutics, Inc., Mariner Merger Sub I, Inc., Mariner Merger Sub II, LLC, and Marea Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 17, 2026).

3.1
Amended and Restated Certificate of Incorporation of Lisata Therapeutics, Inc., as amended, effective July 27, 2016 (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 9, 2016).

3.2
Certificate of Amendment (Reverse Stock Split) to the Amended and Restated Certificate of Incorporation, dated September 14, 2022 (filed as Exhibit 3.1 to the Registrant’s Current Report on 8-K, filed with the SEC on September 15, 2022).

3.3
Certificate of Amendment (Name Change) to the Amended and Restated Certificate of Incorporation, dated September 15, 2022 (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 15, 2022).

3.4	Certificate of Designation of Series C Non-Voting Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 17, 2026).

3.5
Amended and Restated By-Laws of the Lisata Therapeutics, Inc. as amended, effective as of July 27, 2016 (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 9, 2016).

3.6
Amendments to Amended and Restated Bylaws of Lisata Therapeutics, Inc., effective as of September 18, 2017 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 21, 2017).

4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 12, 2026).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Ernst & Young LLP, Independent Auditors.

23.3*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1*#	Marea Therapeutics, Inc. 2024 Stock Option and Grant Plan and forms of agreements thereunder.

99.2*#	M2 Therapeutics, Inc. 2025 Stock Option and Grant Plan and forms of agreements thereunder.

107*	Filing Fee Table

*	Filed herewith.
#	Indicates management contract or compensatory plan.
‡
Certain schedules, annexes and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to provide, on a supplemental basis, a copy of any omitted schedules, annexes and attachments to the SEC or its staff upon request.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Liberty Corner (Bernards Township), State of New Jersey, on November 12, 2026.

LISATA THERAPEUTICS, INC.

By:	/s/ David J. Mazzo
David J. Mazzo, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David J. Mazzo and James Nisco, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and generally to do all such things in his or her name and behalf in his or her capacity as officers and directors to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact, proxies and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Mazzo	Chief Executive Officer and Director	November 12, 2026
David J. Mazzo, Ph.D.	(Principal Executive Officer)

/s/ James Nisco	Senior Vice President, Finance and Treasury	November 12, 2026
James Nisco	Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Gregory B. Brown	Chairman of the Board of Directors	November 12, 2026
Gregory B. Brown, M.D.

/s/ Mohammad Azab	Director	November 12, 2026
Mohammad Azab, M.D., M.B.A.

/s/ Jeffrey Farrow	Director	November 12, 2026
Jeffrey Farrow

/s/ Cynthia L. Flowers	Director	November 12, 2026
Cynthia L. Flowers

/s/ Heidi Henson	Director	November 12, 2026
Heidi Henson

/s/ Steven M. Klosk	Director	November 12, 2026
Steven M. Klosk, J.D.

/s/ Ted W. Love	Director	November 12, 2026
Ted W. Love, M.D.